Exhibit 99.1

flyExclusive and EG Acquisition Corporation Announce Closing of Business Combination

flyExclusive Common Stock Expected to Begin Trading on December 28, 2023 on the NYSE American Under Ticker Symbol “FLYX”

KINSTON, NC, December 27, 2023 – flyExclusive, a leading provider of premium private jet charter experiences, and EG Acquisition Corp. (NYSE: EGGF), a Special Purpose Acquisition Company (SPAC) sponsored by EnTrust Global and GMF Capital, today announced the completion of their previously announced business combination.

Upon the completion of the business combination, the combined company has been renamed flyExclusive, Inc. Beginning on December 28, 2023, the Company’s common stock are expected to begin trading on the NYSE American under the new ticker symbol “FLYX”. The business combination was approved at a special meeting of EG Acquisition Corp.’s stockholders on December 18, 2023.

“Today marks another milestone in our company’s mission to elevate the private aviation experience” said Jim Segrave, Chief Executive Officer and founder of flyExclusive. “We built flyExclusive around the value that minutes matter for our customers, and this principle will continue to guide the disciplined approach that has defined our success in the industry.”

“As we noted when the transaction was announced, flyExclusive has become one of the fastest-growing providers of premium private jet charter experiences thanks to their world-class leadership team, business model designed to maximize utilization and flight unit economics and the consistent high-quality service they provide to customers,” said Gregg S. Hymowitz, CEO and Director of EG Acquisition Corp. and Chairman and CEO of EnTrust Global. “We are excited that Jim and his team at flyExclusive have reached this stage and believe they are ready to further accelerate their market position as a public company.”

Gary Fegel, founder of GMF Capital and Chairman of EG Acquisition Corp., said “We believe flyExclusive’s differentiated model and track record of performance, combined with our investment and the continued acceleration of the private aviation market, will allow flyExclusive to extend their leadership position and deliver shareholder value, and we are looking forward to seeing what they can accomplish in this new phase of the company’s existence.”

In connection with the closing of the business combination, the Company has canceled the annual meeting, which was previously scheduled to be held on December 27, 2023 at 5:00 p.m. Eastern Time.

Advisors

BTIG, LLC served as financial and capital markets advisor to EG Acquisition Corp. Wyrick Robbins Yates & Ponton LLP is serving as legal advisor to flyExclusive, Willkie Farr & Gallagher LLP is serving as legal advisor to EG Acquisition Corp. and Vedder Price P.C. is serving as FAA counsel to EG Acquisition Corp. Kirkland & Ellis LLP is serving as legal counsel to BTIG, LLC, and Vinson & Elkins is serving as legal counsel to the Noteholders.

About flyExclusive

flyExclusive is a vertically-integrated, FAA regulated operator of private jet experiences offering customers on-demand charter, Jet Club, and fractional jet services to destinations across the globe. As one of the world’s largest owner/operators of Cessna Citation aircraft, flyExclusive owns a floating fleet of 100 light to heavy jets. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable and safe aircraft. flyExclusive’s in-house Maintenance, Repair and Overhaul services, including paint, interiors, and avionics capabilities, are provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between flyExclusive and EG. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the lack of a third party valuation in determining to pursue the transaction, (ii) the effect of the announcement or closing of the transaction on flyExclusive’s business relationships, operating results and business generally, (iii) risks that the transaction disrupts current plans and operations of flyExclusive and potential difficulties in flyExclusive employee retention as a result of the transaction, (iv) the outcome of any legal proceedings that may be instituted against flyExclusive or against EG related to the Equity Purchase Agreement or the transaction, (v) the ability to maintain the listing of the Company’s securities on a national securities exchange, (vi) volatility of the price of the Company’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business and changes in the combined capital structure, (vi) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, and (vii) the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of EG’s proxy statement that was filed with the SEC and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist

media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications

investors@flyexclusive.com